AMENDMENT TO
global Custody agreement

This AMENDMENT (“Amendment”) is made and entered into, as of the latest date on the signature page hereto (the “Effective Date”), by and between and each of the investment companies and other pooled investment vehicles (which may be organized as corporations, business or other trusts, limited liability companies, partnerships or other entities) managed by Capital Research and Management Company or its Affiliates and listed on Appendix A hereto, including any subsidiary thereof, as such Appendix may be amended from time to time (each a “Customer”) and The bank of new york mellon (“Bank”). Bank and Customer are collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS, Customer and Bank have entered into a Global Custody Agreement dated as of April 11, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”); and

WHEREAS, Customer and Bank desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound, the Parties agree as follows.

1.            Exhibit A attached to the Agreement is hereby deleted in its entirety.

2.            Appendix A as attached to this Amendment is hereby added as Appendix A to the Agreement.

3.            As hereby amended and supplemented, the Agreement shall remain in full force and effect in accordance with its terms. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control. From and after the Effective Date, any reference to the Agreement shall be a reference to the Agreement as amended hereby. Capitalized terms not specifically defined herein will have the same meaning ascribed to them under the Agreement.

4.            This Amendment constitutes the sole and entire agreement among the Parties with respect to the matters dealt with herein, and merges, integrates and supersedes all prior and contemporaneous discussions, agreements and understandings between the Parties, whether oral or written, with respect to such matters.

5.            This Amendment may be executed in any number of counterparts, either manually or by Electronic Signature, each of which will be deemed an original, and said counterparts when taken together will constitute one and the same instrument and may be sufficiently evidenced by one set of counterparts. Executed counterparts may be delivered by facsimile or email. “Electronic Signature” means an image, representation or symbol inserted into an electronic copy of the Amendment by electronic, digital or other technological methods.

6.            The governing law provision of the Agreement shall be the governing law provision of this Amendment.

7.            Each of the parties represents and warrants to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind such party or parties to this Amendment, including by Electronic Signature, and any such Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

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[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

EACH OF THE CUSTOMERS LISTED ON APPENDIX A ATTACHED HERETO, ON BEHALF OF ITSELF OR ITS LISTED PORTFOLIOS

THE BANK OF NEW YORK MELLON	By: CAPITAL RESEARCH AND MANAGEMENT COMPANY

By: _/s/ Allison M. Gardner	By: _/s/ Kristine M. Nishiyama
Name: _Allison M. Gardner	Name: _Kristine M. Nishiyama
Title: _Senior Vice President	Title: Authorized Signatory
Date: Nov 21, 2025	Date: Nov 21, 2025

APPENDIX A

CUSTOMERS AND PORTFOLIOS

Dated as of December 11, 2025

The following is a list of Customers and their respective Portfolios for which Bank shall serve under this Agreement.

Capital Research and Management Company serves as investment adviser for the following Customers:

CUSTOMER PORTFOLIO: Capital Group KKR Multi-Sector+ Capital Group KKR Core Plus+ Capital Group KKR U.S. Equity+ CPP Funding I, LLC	EFFECTIVE AS OF: April 11, 2025 April 11, 2025 December 11, 2025 December 11, 2025
CPP Funding II, LLC CPP Funding III, LLC MSP Funding I, LLC MSP Funding II, LLC MSP Funding III, LLC	December 11, 2025 December 11, 2025 December 11, 2025 December 11, 2025 December 11, 2025

KKR Credit Advisors (US) LLC serves as the sub-adviser for the following Customers:

CUSTOMER PORTFOLIO: Capital Group KKR Multi-Sector+ Capital Group KKR Core Plus+ CPP Funding I, LLC CPP Funding II, LLC CPP Funding III, LLC MSP Funding I, LLC MSP Funding II, LLC MSP Funding III, LLC	EFFECTIVE AS OF: April 11, 2025 April 11, 2025 December 11, 2025 December 11, 2025 December 11, 2025 December 11, 2025 December 11, 2025 December 11, 2025

IN WITNESS WHEREOF, each of the Customers and Bank have executed this Appendix A as of the date first-written above. Execution of this Appendix A by more than one Customer shall not create a contractual or other obligation between or among such Customers (or between or among their respective Portfolios or investment advisers) and this Appendix shall constitute a separate agreement between Bank and each Customer on behalf of itself or each of its Portfolios.

EACH OF THE CUSTOMERS LISTED ON APPENDIX A ATTACHED HERETO, ON BEHALF OF ITSELF OR ITS LISTED PORTFOLIOS

By: CAPITAL RESEARCH AND MANAGEMENT COMPANY

By: /s/ Kristine M. Nishiyama

Name: Kristine M. Nishiyama

Title: Authorized Signatory

Nov 21, 2025

THE BANK OF NEW YORK MELLON

By: / s/ Allison M. Gardner

Name: Allison M. Gardner

Title: Senior Vice President

Nov 21, 2025